EXHIBIT 99A.2
SELECTED COMBINED GROUP DATA            U S WEST COMMUNICATIONS GROUP
(UNAUDITED)

                      Quarter Ended            Year Ended
In millions, except   December 31,     %       December 31,     %
per share amounts    1997     1996   Change   1997     1996   Change
------------------- -------  ------- ------- -------  ------- -------

Normalized access lines (thousands):
 Business             4,805    4,543    5.8    4,805    4,543    5.8
 Consumer            11,302   10,881    3.9   11,302   10,881    3.9
Total                16,107   15,424    4.4   16,107   15,424    4.4
Access lines
 (thousands):
 Business             4,790    4,543    5.4    4,790    4,543    5.4
 Consumer            11,243   10,881    3.3   11,243   10,881    3.3
Total access lines   16,033   15,424    3.9   16,033   15,424    3.9
Billed access minutes
 of use (millions):
 Interstate          14,277   13,365    6.8   55,362   52,039    6.4
 Intrastate           3,027    2,643   14.5   11,729   10,451   12.2
Total minutes of use 17,304   16,008    8.1   67,091   62,490    7.4
Employees:
 Communications Grp  47,568   48,037   (1.0)  47,568   48,037   (1.0)
 Telephone
  operations only    43,749   45,427   (3.7)  43,749   45,427   (3.7)
Telephone empl per
 10,000 access lines   27.3     29.5   (7.5)    27.3     29.5   (7.5)
Dividends per common
 share             $  0.535 $  0.535    -   $   2.14 $   2.14    -
Common shares
 outstanding          484.5    480.5    0.8    484.5    480.5    0.8
Capital expend     $  1,014 $    798   27.1 $  2,643 $  2,806   (5.8)
EBITDA (#1)             865    1,138  (24.0)   4,336    4,462   (2.8)
EBITDA margin          34.4%    43.8%   -       42.0%    44.3%   -
Return on equity(#2)   15.6%    31.5%   -       27.9%    32.0%   -
Debt-to-capital ratio:
 Communications Grp    57.3%    62.4%   -       57.3%    62.4%   -
 Telephone
  operations only      55.6%    60.5%   -       55.6%    60.5%   -


<F1>
# 1: Earnings before interest, taxes, depreciation, amortization, and other (EBITDA). EBITDA also excludes gains on asset sales.
<F2>
# 2: Based on income before extraordinary item and cumulative effect of change in accounting principle.


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